                                                                     EXHIBIT 4.7

                           IRON MOUNTAIN INCORPORATED


                          SENIOR SUBORDINATED INDENTURE

                          Dated as of December 30, 2002


                              THE BANK OF NEW YORK,

                                   as Trustee

                           IRON MOUNTAIN INCORPORATED

         Reconciliation and tie between Trust Indenture Act of 1939 and
                    Indenture, dated as of December 30, 2002

Section 310(a)(1) ......................................................................     7.10
(a)(2)            ......................................................................     7.10
(a)(3)            ......................................................................     Not Applicable
(a)(4)            ......................................................................     Not Applicable
(a)(5)            ......................................................................     7.10
(b)               ......................................................................     7.10
Section 310(c)    ......................................................................     Not Applicable
Section 311(a)    ......................................................................     7.11
(b)               ......................................................................     7.11
(c)               ......................................................................     Not Applicable
Section 312(a)    ......................................................................     2.6
(b)               ......................................................................     10.3
(c)               ......................................................................     10.3
Section 313(a)    ......................................................................     7.6
(b)(1)            ......................................................................     7.6
(b)(2)            ......................................................................     7.6
(c)               ......................................................................     10.2
(c)(1)            ......................................................................     7.6
(c)(2)            ......................................................................     7.6
(c)(3)            ......................................................................     7.6
(d)               ......................................................................     7.6
Section 314(a)    ......................................................................     4.2, 4.3, 10.5
(b)               ......................................................................     Not Applicable
(c)(1)            ......................................................................     10.4
(c)(2)            ......................................................................     10.4
(c)(3)            ......................................................................     Not Applicable
(d)               ......................................................................     Not Applicable
(e)               ......................................................................     10.5
(f)               ......................................................................     Not Applicable
Section 315(a)    ......................................................................     7.1(b)
(b)               ......................................................................     7.5
(c)               ......................................................................     7.1
(d)               ......................................................................     7.1
(e)               ......................................................................     6.14
Section 316(a)    ......................................................................     2.10
(a)(1)(A)         ......................................................................     6.12
(a)(1)(B)         ......................................................................     6.13
(b)               ......................................................................     6.8
Section 316(c)    ......................................................................     2.14
Section 317(a)(1) ......................................................................     6.3

(a)(2)            ......................................................................     6.4
(b)               ......................................................................     2.5
Section 318(a)    ......................................................................     10.1
(b)               ......................................................................     Not Applicable
(c)               ......................................................................     Not Applicable

----------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

               Senior Subordinated Indenture dated as of December 30, 2002 among Iron Mountain Incorporated, a Pennsylvania corporation ("Company"), the guarantors party hereto and The Bank of New York, a New York banking corporation, as Trustee ("Trustee").

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1.   DEFINITIONS

               "Additional Amounts" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

               "Agent" means any Registrar, Paying Agent or Service Agent.

               "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

               "Bearer Security" means any Security, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.

               "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

               "Business Day" means, unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday,

Sunday or a legal holiday in The City of New York or at a place of payment on which banking institutions are authorized or required by law, regulation or executive order to close.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

               "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

               "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

               "Company Order" means a written order signed in the name of the Company by two Officers.

               "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

               "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

               "Depository" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, "Depository" as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

               "Designated Senior Debt" means (a) Senior Bank Debt and (b) other Senior Debt the principal amount of which is $50.0 million or more at the date of designation by the Company in a written instrument delivered to the Trustee; provided that Senior Debt designated as Designated Senior Debt pursuant to clause (b) shall cease to be Designated Senior Debt at any time that the aggregate principal amount thereof outstanding is $10.0 million or less.

               "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

               "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, for cash or other property (other than Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Securityholder thereof, in whole or in part, in each case on or prior to the stated maturity of the Securities.

               "Dollars" and "$" mean lawful money of the United States of America.

               "ECU" means the European Currency Unit as determined by the Commission of the European Union.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Existing Senior Subordinated Securities" means the 8 1/8% Notes, the 8 1/4% Notes, the 8 3/4% Notes, the 8 5/8% Notes and the 9 1/8% Notes.

               "Foreign Currency" means any currency or currency unit issued by a government other than the government of the United States of America.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

               "Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.

               "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

               "Guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the obligation to reimburse amounts drawn down under letters of credit securing such obligations.

               "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

               "Holder" or "Securityholder" means a Person in whose name a Security is registered or the holder of a Bearer Security.

               "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services,
(e) every Capital Lease Obligation and every obligation of such Person in respect of Sale and Leaseback Transactions that would be required to be capitalized on the balance sheet in accordance with GAAP, (f) all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends (unless included in such maximum repurchase price), (g) all obligations of such Person under or with respect to Hedging Obligations which would be required to be reflected on the balance sheet as a liability of such Person in accordance with GAAP and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition. The amount outstanding at any time of any Indebtedness issued with original issue discount is the aggregate principal amount at maturity of such Indebtedness, less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

               "Indenture" means this Indenture as amended and supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder and any related supplemental indenture.

               "interest" with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

               "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

               "Obligations" means any principal, interest (including post-petition interest, whether or not allowed as a claim in any proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under or in connection with any Indebtedness.

               "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice-President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of any Person.

               "Officers' Certificate" means a certificate signed, unless otherwise specified, by any two of the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Financial Officer, the Controller or an Executive Vice President of the Company, and delivered to the Trustee.

               "Opinion of Counsel" means a written opinion of legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

               "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any agency or political subdivision thereof.

               "principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

               "Representative" means, for purposes of Article 13, the Credit Agent or other agent, trustee or representative for any Senior Debt of the Company or a Guarantor, as the case may be.

               "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

               "Restricted Subsidiary" shall have the meaning set forth in the applicable supplemental indenture as to each Series of Securities. If not defined in the applicable supplemental indenture, then there shall be no Restricted Subsidiaries as to such Series.

               "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

               "SEC" means the United States Securities and Exchange Commission.

               "Securities" means the debentures, notes or other instruments of Indebtedness of the Company of any Series authenticated and delivered under this Indenture.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Bank Debt" means all Obligations outstanding under or in connection with the Credit Agreement (including Guarantees of such Obligations by Subsidiaries of the Company).

               "Senior Debt" means (a) the Senior Bank Debt and (b) any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary, as the case may be, under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or subordinated to Senior Debt on terms substantially similar to those of the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture provided that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause (iv) if, in the case of any obligations under the Credit Agreement, the holders of such obligations or their agent or representative shall have received a representation from the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture.

               "Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

               "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

               "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

               "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

               "Subsidiary Guarantee" means a Guarantee of a Guarantor pursuant to Article XII hereof.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

               "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

               "8 1/8% NOTES" means Canada Company's 8 1/8% Senior Notes due 2008 issued pursuant to the Indenture dated as of April 7, 1998, by and among Iron Mountain Canada Corporation, as issuer, the Company and The Bank of New York, as trustee.

               "8 1/4% NOTES" means the Company's 8 1/4% Senior Subordinated Notes due 2011 issued pursuant to the Indenture dated April 26, 1999, by and among the Company, certain of its subsidiaries and The Bank of New York, as trustee.

               "8 3/4% NOTES" means the Company's Senior Subordinated Notes due 2009 issued pursuant to the Indenture dated October 24, 1997, by and among the Company, certain of its subsidiaries and The Bank of New York, as trustee.

               "8 5/8% NOTES" means the Company's Senior Subordinated Notes due 2013 issued pursuant to the Indenture dated April 3, 2001, by and among the Company, certain of its subsidiaries and The Bank of New York, as trustee.

               "9 1/8% NOTES" means the Company's 9 1/8% Senior Subordinated Notes due 2007, issued pursuant to the Indenture dated as of July 7, 1997, by and between the Company, as issuer, and The Bank of New York, as trustee.

          Section 1.2.   OTHER DEFINITIONS.


                                                                      DEFINED IN
TERM                                                                   SECTION
----                                                                  ----------
"Bankruptcy Law"                                                             6.1
"Benefited Party"                                                           12.1
"Covenant Defeasance"                                                        8.3
"Custodian"                                                                  6.1
"Event of Default"                                                           6.1
"Guarantor"                                                                 12.1
"Journal"                                                                  10.15
"Judgment Currency"                                                        10.16
"Legal Defeasance"                                                           8.2
"Legal Holiday"                                                             10.7
"mandatory sinking fund payment"                                            11.1
"Market Exchange Rate"                                                     10.15
"New York Banking Day"                                                     10.16
"Non-Monetary Default"                                                      13.3
"optional sinking fund payment"                                             11.1
"Paying Agent"                                                               2.4

"Payment Blockage Notice"                                                   13.3
"Payment Default"                                                           13.3
"Registrar"                                                                  2.4
"Required Currency"                                                        10.16
"Service Agent"                                                              2.4
"Successor Person"                                                           5.1

          Section 1.3.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities and the Subsidiary Guarantees, if any.

               "indenture security holder" means a Holder or a Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company, the Guarantors, if any, and any successor obligor upon the Securities or any Subsidiary Guarantee, as the case may be.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

          Section 1.4.   RULES OF CONSTRUCTION.

               Unless the context otherwise requires:

               (a)       a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c)       "or" is not exclusive;

               (d) words in the singular include the plural, and in the plural include the singular;

               (e)       provisions apply to successive events and transactions;
          and

               (f) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II.
                                 THE SECURITIES

          Section 2.1.   ISSUABLE IN SERIES.

               The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers' Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

          Section 2.2.   ESTABLISHMENT OF TERMS OF SERIES OF SECURITIES.

               At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.21) by a Board Resolution, a supplemental indenture or an Officers' Certificate pursuant to authority granted under a Board Resolution:

               2.2.1. the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

               2.2.2. the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

               2.2.3. any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6, or any applicable provision of a supplemental indenture);

               2.2.4. the date or dates on which the principal of the Securities of the Series is payable;

               2.2.5. the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

               2.2.6. the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

               2.2.7. if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

               2.2.8. the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

               2.2.9. the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

               2.2.10. if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

               2.2.11. the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

               2.2.12. if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

               2.2.13. the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, including, but not limited to, the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

               2.2.14. the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

               2.2.15. if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

               2.2.16. the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

               2.2.17. the provisions, if any, relating to any security provided for the Securities of the Series;

               2.2.18. any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

               2.2.19. any addition to or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

               2.2.20. any other terms of the Securities of the Series (which may modify or delete any provision of this Indenture insofar as it applies to such Series); and

               2.2.21. any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

               All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers' Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers' Certificate.

          Section 2.3.   EXECUTION AND AUTHENTICATION.

               Two Officers shall sign the Securities for the Company by manual or facsimile signature. An Officer of each Guarantor shall sign the Subsidiary Guarantee for the Guarantor by manual or facsimile signature.

               If an Officer whose signature is on a Security or Subsidiary Guarantee no longer holds that office at the time the Security is authenticated, the Security or Subsidiary Guarantee shall nevertheless be valid.

               A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers' Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers' Certificate.

               The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers' Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

               Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers' Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers' Certificate complying with
Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.

               The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          Section 2.4.   REGISTRAR AND PAYING AGENT.

               The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment ("Paying Agent"), where Securities of such Series may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served ("Service Agent"). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

               The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent. The Company or any Guarantor may act as Paying Agent, Registrar or

Service Agent. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

               The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

          Section 2.5.   PAYING AGENT TO HOLD MONEY IN TRUST.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Series of Securities, and will notify the Trustee of any default by the Company or the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities, subject to Article XIII hereof, all money held by it as Paying Agent.

          Section 2.6.   SECURITYHOLDER LISTS.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

          Section 2.7.   TRANSFER AND EXCHANGE.

               Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

               Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

          Section 2.8.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

               If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

               Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 2.9.   OUTSTANDING SECURITIES.

               The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

               If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

               A Security does not cease to be outstanding because the Company, a Guarantor or an Affiliate of the Company or a Guarantor holds the Security.

               In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

          Section 2.10.  TREASURY SECURITIES.

               In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notwithstanding the foregoing, Securities of a Series that are to be acquired by the Company, any Guarantor, any Subsidiary of the Company or any Guarantor or an Affiliate of the Company or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Guarantor, a Subsidiary of the Company or such Guarantor or an Affiliate of the Company or such Guarantor until legal title to such Securities passes to the Company, such Guarantor, such Subsidiary or such Affiliate, as the case may be.

          Section 2.11.  TEMPORARY SECURITIES.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

          Section 2.12.  CANCELLATION.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Securities (subject to the record retention requirement of the Exchange Act) in accordance with the Trustee's customary practice. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

          Section 2.13.  DEFAULTED INTEREST.

               If the Company and the Guarantors default in a payment of interest on Series of Securities, the Company or any such Guarantor (to the extent of its obligations under its Subsidiary Guarantee) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders of the Series on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided for with respect to the applicable Securities. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders of the Series a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Company and the Guarantors may pay defaulted interest in any other lawful manner.

          Section 2.14.  RECORD DATE.

               The record date for purposes of determining the identity of Securityholders of the Series entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

          Section 2.15.  GLOBAL SECURITIES.

               2.15.1. TERMS OF SECURITIES. A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

               2.15.2. TRANSFER AND EXCHANGE. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depository within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

               Except as provided in this Section 2.15.2, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

               2.15.3. LEGEND. Any Global Security issued hereunder shall bear a legend in substantially the following form:

               "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository."

               2.15.4. ACTS OF HOLDERS. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

               2.15.5. PAYMENTS. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

               2.15.6. CONSENTS, DECLARATION AND DIRECTIONS. Except as provided in Section 2.15.5, the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

          Section 2.16.  CUSIP NUMBERS.

               The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                  ARTICLE III.
                                   REDEMPTION

          Section 3.1.   NOTICE TO TRUSTEE.

               The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 45 days before the redemption date (or such shorter notice as may be acceptable to the Trustee), which notice shall be in the form of an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities of a Series to be redeemed and (iv) the redemption price.

          Section 3.2.   SELECTION OF SECURITIES TO BE REDEEMED.

               If less than all of any Series of Securities are to be redeemed at any time, the Trustee shall select the Securities of the Series to be redeemed among the applicable Holders of such Series in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, PROVIDED that no Securities of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

               The Trustee shall promptly notify the Company in writing of the Securities of the Series selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

          Section 3.3.   NOTICE OF REDEMPTION.

               Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers' Certificate, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed and if any Bearer Securities are outstanding, publish on one occasion a notice in an Authorized Newspaper.

               The notice shall identify the Securities of the Series to be redeemed (including the CUSIP numbers, if any) and shall state:

               (a)       the redemption date;

               (b) the redemption price (including accrued interest to, but excluding, the redemption date);

               (c) if any Security of the Series called for redemption is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

               (d)       the name and address of the Paying Agent;

               (e) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in the making of such redemption payment, interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date; and

               (g) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

          Section 3.4.   EFFECT OF NOTICE OF REDEMPTION.

               Once notice of redemption is mailed or published as provided in
Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Securities of a Series called for called for redemption and all rights of Holders with respect to such Securities will terminate except for the right to receive payment of the redemption price upon surrender for redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to but excluding the redemption date.

          Section 3.5.   DEPOSIT OF REDEMPTION PRICE.

               Prior to 12:00 noon on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date. If the Company complies with the provisions of the preceding sentence, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the first sentence of this paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided with respect to such Security.

          Section 3.6.   SECURITIES REDEEMED IN PART.

               Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV.
                                    COVENANTS

          Section 4.1.   PAYMENT OF PRINCIPAL AND INTEREST.

               The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

          Section 4.2.   SEC REPORTS.

               Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will furnish to the Holders of Securities (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (2) all financial information that would be required to be included in a Form 8-K filed with the SEC if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

          Section 4.3.   COMPLIANCE CERTIFICATE.

               The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

               The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          Section 4.4.   STAY, EXTENSION AND USURY LAWS.

               Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and each of the Company and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.5.   CORPORATE EXISTENCE.

               Subject to Article V of the Indenture and any covenant included in a supplemental indenture relating to the release of Guarantors, the Company and each of the Restricted Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any such Restricted Subsidiary or any such Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Restricted Subsidiaries and their respective Subsidiaries; PROVIDED, HOWEVER, that the Company and the Restricted Subsidiaries shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if an officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Restricted Subsidiaries and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

          Section 4.6.   TAXES.

               The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except (i) as contested in good faith and by appropriate proceedings or
(ii) the nonpayment of which would not materially adversely affect the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries, taken as a whole.

          Section 4.7.   MAINTENANCE OF OFFICE OR AGENCY.

               The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where the Securities of any Series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Securities of any Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.4 hereof.

                                   ARTICLE V.
                                   SUCCESSORS

          Section 5.1.   MERGERS, CONSOLIDATIONS OR SALE OF ASSETS.

               The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

               (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities of a Series, the supplemental indentures applicable to such Series and the Indenture (pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee);

               (c) immediately after such transaction no Default or Event of Default exists;

               (d) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the applicable supplemental indenture, if any, without regard to any enumerated exceptions; and

               (e) The Company (or the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made) shall have delivered an Officers' Certificate and an Opinion of Counsel, both stating that such consolidation, merger or transfer and such supplemental indenture complies with the Indenture.

          Section 5.2.   SUCCESSOR CORPORATION SUBSTITUTED.

               Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "COMPANY" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person has been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Securities, except in the case of a sale of all the Company's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI.
                              DEFAULTS AND REMEDIES

          Section 6.1.   EVENTS OF DEFAULT.

               "Event of Default," wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of said Event of
Default:

               (a) default for 30 days in the payment when due of interest on any Security of that Series (whether or not prohibited by the subordination provisions of Article XIII of the Indenture);

               (b) default in payment when due of the principal of or premium, if any, on any Security of that Series (whether or not prohibited by the subordination provisions in Article XIII of the Indenture);

               (c) failure by the Company to comply with any "Change of Control" covenant included in a supplemental indenture with respect to any Security of that Series;

               (d) failure by the Company or any Guarantor for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the Securities of that Series then outstanding to comply with any of its other agreements in the Indenture, any supplemental indenture relating to such Series, the Securities or the Subsidiary Guarantees (in order to be effective, such notice must be in writing, specify the Default, demand that it be remedied and state that the notice is a "Notice of Default");

               (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee exists on the date of the supplemental indenture relating to such Series or is created thereafter, if:

                         (i) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness and

                         (ii) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10.0 million;

               (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such unpaid, undischarged or unstayed judgments exceeds $10.0 million;

               (g) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary:

                         (i)    commences a voluntary case,

                         (ii) consents to the entry of an order for relief against it in an involuntary case,

                         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                         (iv) makes a general assignment for the benefit of its creditors, or

                         (v) admits in writing that it generally is unable to pay its debts as the same become due;

                         in each case, pursuant to or within the meaning of any
               Bankruptcy Law; or

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case,

                         (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of its property, or

                         (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary,

                         and such order or decree remains unstayed and in effect
               for 60 days;

               (i) except as permitted by the Indenture, any supplemental indenture relating to such Series or the Subsidiary Guarantees, any Subsidiary Guarantee issued by a Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Restricted Subsidiary or any Person acting on behalf of any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Subsidiary Guarantee; or

               (j) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, in accordance with Section 2.2.18.

               The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          Section 6.2.   ACCELERATION OF MATURITY.

               If any Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 6.1 of the Indenture relating to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Securities of a Series by notice to the Company and the Trustee may declare the unpaid principal of and any interest on all the Securities of that Series (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) to be due and payable immediately; provided, however, that if any Obligation with respect to Senior Bank Debt is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the Securities of a Series, the principal, premium, if any, and interest on such Securities will not be payable until the earlier of:

               (a) the day which is five Business Days after written notice of acceleration is received by the Company and the Credit Agent or

               (b) the date of acceleration of the Indebtedness under the Credit Agreement. If an Event of Default specified in clauses (g) and
          (h) of Section 6.1 of the Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary occurs, the principal of, and premium, if any, and any accrued and unpaid interest on all outstanding Securities of that Series will become immediately due and payable without further action or notice.

               In the event of a declaration of acceleration of the Securities of that Series because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of
Section 6.1 of the Indenture, the declaration of acceleration of the Securities of that Series shall be automatically annulled if the holders of any Indebtedness described in such clause have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days from the date of such declaration and if:

               (a) the annulment of the acceleration of the Securities of that Series would not conflict with any judgment or decree of a competent jurisdiction and

               (b) all existing Events of Default, except non-payment of principal or interest on the Securities of that Series that became due solely because of the acceleration of such Securities, have been cured or waived.

               In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of any make whole price or premium, as applicable, that the Company would have had to pay if the Company then had elected to redeem the Securities of a Series pursuant to the optional redemption provisions of the Indenture, if any, the applicable make whole price, or an equivalent premium, as the case may be, shall become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities of that Series.

          Section 6.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

               The Company covenants that if

               (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

               (b) default is made in the payment of principal of any Security at the Maturity thereof, or

               (c) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

THEN, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

               If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 6.4.   TRUSTEE MAY FILE PROOFS OF CLAIM.

               In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.5. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

               All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          Section 6.6.   APPLICATION OF MONEY COLLECTED.

               Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               First: To the payment of all amounts due the Trustee under
Section 7.7;

               Second: to the holders of Senior Debt of the Company or a Guarantor, as the case may be, to the extent required by Article XIII hereof;

               Third: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

               Fourth: To the Company.

          Section 6.7.   LIMITATION ON SUITS.

               No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

               (b) the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          Section 6.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

               Subject to Articles XII and XIII hereof, notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 6.9.   RESTORATION OF RIGHTS AND REMEDIES.

               If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 6.10.  RIGHTS AND REMEDIES CUMULATIVE.

               Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 6.11.  DELAY OR OMISSION NOT WAIVER.

               No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 6.12.  CONTROL BY HOLDERS.

               The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

               (a) such direction shall not be in conflict with any rule of law or with this Indenture,

               (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

               (c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

          Section 6.13.  WAIVER OF PAST DEFAULTS.

               The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.14.  UNDERTAKING FOR COSTS.

               All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

                                  ARTICLE VII.
                                     TRUSTEE

          Section 7.1.   DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               (b)       Except during the continuance of an Event of Default:

                         (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                         (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; HOWEVER, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                         (i) This paragraph does not limit the effect of paragraph (b) of this Section.

                         (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                         (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

               (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

               (h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

          Section 7.2.   RIGHTS OF TRUSTEE.

               (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

               (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is given to the Trustee in accordance with Section 10.2.

               (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

          Section 7.3.   INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

          Section 7.4.   TRUSTEE'S DISCLAIMER.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

          Section 7.5.   NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

          Section 7.6.   REPORTS BY TRUSTEE TO HOLDERS.

               Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar and, if any Bearer Securities are outstanding, publish in an Authorized Newspaper, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

               A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange or any delisting thereof.

          Section 7.7.   COMPENSATION AND INDEMNITY.

               The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee or any predecessor Trustee and their agents (including the cost of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person)) against any and all loss, damages, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of their duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

               The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee due to its own negligence or bad faith.

               To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) (or any comparable provisions set forth in a supplemental indenture) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

               The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

          Section 7.8.   REPLACEMENT OF TRUSTEE.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to Securities of one or more Series if:

               (a)       the Trustee fails to comply with Section 7.10;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d)       the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

               If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.10, any Securityholder of the applicable Series, who has been a Securityholder for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series and, if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

          Section 7.9.   SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          Section 7.10.  ELIGIBILITY; DISQUALIFICATION.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

          Section 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 8.1.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
DEFEASANCE.

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities of a Series upon compliance with the conditions set forth below in this Article VIII.

          Section 8.2.   LEGAL DEFEASANCE AND DISCHARGE.

               Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of such Series and related Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL

DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such Series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture as it relates to such Securities (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of such Series to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's and Guarantors' obligations with respect to such Securities under Article II hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof.

          Section 8.3.   COVENANT DEFEASANCE.

               Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, each of the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, be released from its obligations under the covenants specified pursuant to Section 2.2 hereof and Article V hereof with respect to the outstanding Securities of such Series and related Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and such Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture, such Securities and the related Subsidiary Guarantees, if any, shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(f) and 6.1(i) hereof (or any comparable provisions set forth in a supplemental indenture) shall not constitute Events of Default.

          Section 8.4.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

               The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Securities of such Series:

               In order to exercise either Legal Defeasance or Covenant
Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities of such Series on the Stated Maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Securities of such Series;

               (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(g) and 6.1(h) hereof (or any comparable provisions set forth in a supplemental indenture) are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Law insofar as those apply to the deposit by the Company);

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Section 8.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

               Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Securities of a Series subject to a Legal Defeasance or a Covenant Defeasance shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of a Series subject to a Legal Defeasance or a Covenant Defeasance.

               Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.6.   REPAYMENT TO COMPANY.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Securities of a Series subject to a Legal Defeasance or a Covenant Defeasance and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the

Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          Section 8.7.   REINSTATEMENT.

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture, the Securities of such Series and the related Subsidiary Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company make any payment of principal of, premium, if any, or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.
                             AMENDMENTS AND WAIVERS

          Section 9.1.   WITHOUT CONSENT OF HOLDERS.

               Notwithstanding Section 9.2 of the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities:

               (a)       to cure any ambiguity, defect or inconsistency,

               (b) to provide for uncertificated Securities in addition to or in place of certificated Securities,

               (c) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of a Security in the case of a merger or consolidation,

               (d) to make any change that would provide any additional rights or benefits to the Holders of a Security (including providing for additional Subsidiary Guarantees) or that does not materially adversely affect the legal rights under the Indenture of any such Securityholder, or

               (e) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 of the Indenture, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.2.   WITH CONSENT OF HOLDERS.

               Except as provided Section 9.1 and Section 9.3 of the Indenture, the Indenture or the Securities of a Series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities of each Series then outstanding affected by the supplemental indenture implementing such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for Securities), and, subject to Sections 6.8 and 6.12 of the Indenture) any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities of such Series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Securities of such Series may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of each Series affected by such supplemental indenture implementing such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for Securities).

               It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders of Securities affected thereby and, and if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          Section 9.3.   LIMITATIONS.

               Without the consent of each Securityholder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder of Securities):

               (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal of or change the fixed maturity of any Security or alter any of the provisions with respect to the redemption of any Security in a manner adverse to the Holders of such Security;

               (c) reduce the rate of or change the time for payment of interest on any Security;

               (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

               (e) make any Security payable in money other than that stated in such Security;

               (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities of any Series to receive payments of principal of or premium, if any, or interest on the Securities;

               (g) waive a redemption payment with respect to any Security (other than a payment required by any "Change of Control" or "Asset Sale" covenant set forth in a supplemental indenture relating to Securities of a Series);

               (h) except pursuant to the Indenture, release any Guarantor from its obligations under its Subsidiary Guarantee, or change any Subsidiary Guarantee in any manner that would materially adversely affect the Securityholders; or

               (i) make any change in the foregoing amendment and waiver provisions.

               It shall not be necessary for the consent of the Holders of Securities under this Section 9.3 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          Section 9.4.   COMPLIANCE WITH TRUST INDENTURE ACT.

               Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

          Section 9.5.   REVOCATION AND EFFECT OF CONSENTS.

               Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

               Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          Section 9.6.   NOTATION ON OR EXCHANGE OF SECURITIES.

               The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

          Section 9.7.   TRUSTEE TO SIGN AMENDMENTS; TRUSTEE PROTECTED.

               The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel and Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE X.
                                  MISCELLANEOUS

          Section 10.1.  TRUST INDENTURE ACT CONTROLS.

               If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

          Section 10.2.  NOTICES.

               Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

               If to the Company or any Guarantor:

                         Iron Mountain Incorporated
                         745 Atlantic Avenue
                         Boston, MA 02111
                         Attention: Chief Financial Officer
                         Telecopier No.: (617) 350-7881

               With a copy to:

                         Sullivan & Worcester LLP
                         One Post Office Square
                         Boston, MA  02109
                         Telecopier No.: (617) 338-2880
                         Attention: William J. Curry, Esq.

               If to the Trustee:

                         The Bank of New York
                         101 Barclay Street, Floor 8 West
                         New York, New York 10289
                         Telecopier No.: (212) 815-5707
                         Attention: Corporate Trust Administration

               The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Securityholders) must reference the Securities and this Indenture and shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Securityholder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company or any Guarantor mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          Section 10.3.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

               Securityholders of any Series may communicate pursuant to TIA
Section 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 10.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

               (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 10.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          Section 10.6.  RULES BY TRUSTEE AND AGENTS.

               The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 10.7.  LEGAL HOLIDAYS.

               Unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture for a particular Series, a "Legal Holiday" is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 10.8. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

               No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities of any Series, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities of any Series, by accepting a Security and the related Subsidiary Guarantees waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series of Securities and the Subsidiary Guarantees.

          Section 10.9.  COUNTERPARTS.

               This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 10.10. GOVERNING LAWS.

               THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          Section 10.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 10.12. SUCCESSORS.

               All agreements of the Company and the Guarantors in this Indenture and the Securities and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 10.13. SEVERABILITY.

               In case any provision in this Indenture, the Securities or the Subsidiary Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 10.14. TABLE OF CONTENTS, HEADINGS, ETC.

               The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 10.15. SECURITIES IN A FOREIGN CURRENCY OR IN ECU.

               Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.15, "Market Exchange Rate" shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; PROVIDED, HOWEVER, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question or, in the case of ECUs, in Luxembourg or such other quotations or, in the case of ECUs, rates of exchange as the Trustee, upon consultation with the Company, shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

               All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

          Section 10.16. Judgment Currency.

               The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New
York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments,
(ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

                                   ARTICLE XI.
                                  SINKING FUNDS

          Section 11.1.  APPLICABILITY OF ARTICLE.

               The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

               The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in
Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

          Section 11.2.  SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

               The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers' Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, PROVIDED, HOWEVER, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

          Section 11.3.  REDEMPTION OF SECURITIES FOR SINKING FUND.

               Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers' Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

                                  ARTICLE XII.
                              SUBSIDIARY GUARANTEES

          Section 12.1.  SUBSIDIARY GUARANTEE.

               Each Subsidiary that is a signatory hereto and each Subsidiary of the Company that in accordance with the terms of any Securities of a Series issued hereunder pursuant to any supplement indenture relating to such Securities is required to become party to this Indenture as a guarantor (each, a "GUARANTOR"), upon execution of a supplemental indenture, hereby jointly and severally unconditionally guarantees to each Securityholder of a Security of a Series that is to be guaranteed and that has been authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal of and interest on the Securities will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Securities and all other obligations of the Company to the Securityholders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2 hereof. Each Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

               Each Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Securities or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require the Trustee, the Securityholders or the Company (each, a "BENEFITED PARTY") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party's power before proceeding against such Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefited Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefited Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C.
Section 1111(b)(2); or (h) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. Each Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

               If any Securityholder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Securityholder, the applicable Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated and be in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Securityholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Securities of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Subsidiary Guarantee.

          Section 12.2.  LIMITATION OF GUARANTOR'S LIABILITY.

               Each Guarantor and, by its acceptance hereof, the Trustee and each Securityholder hereby confirm that it is its intention that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guarantee under this Article 12 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or other) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article XII, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance under said laws. The Trustee and each Securityholder by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims. For all purposes of this Section 12.2, Senior Debt shall be deemed to have been incurred prior to the incurrence of the obligations in respect of the Subsidiary Guarantees.

                                 ARTICLE XIII.
                                 Subordination

          Section 13.1.  AGREEMENT TO SUBORDINATE.

               The Company, the Trustee and each Securityholder by accepting a Security agrees, that the indebtedness and obligations evidenced by the Security
(a) rank PARI PASSU with
the Company's Obligations relating to the Existing Senior Subordinated Securities and (b) are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash, of all Obligations with respect to Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of the Company.

          Section 13.2.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

               Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                         (1) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt of the Company (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt of the Company, whether or not allowed as a claim in such proceeding) before Securityholders shall be entitled to receive any payment or distribution from the Company with respect to the Securities; and

                         (2) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Trustee or any Securityholder would be entitled but for this Article shall be made to holders of Senior Debt of the Company, as their interests may appear.

          Section 13.3.  DEFAULT ON DESIGNATED SENIOR DEBT.

               The Company may not make any payment or distribution upon or in respect of the Securities, including, without limitation, by way of set-off or otherwise, or redeem (or make a deposit in redemption of), defease or acquire any of the Securities, for cash, properties or securities if:

                         (i) a default in the payment of any principal, premium, if any, or interest or other Obligations (a "PAYMENT DEFAULT") with respect to Senior Debt of the Company occurs and is continuing; or

                         (ii) a default (other than a Payment Default) or any event that, after notice or passage of time would become a default (a "NON-MONETARY DEFAULT"), on Senior Debt of the Company occurs and is continuing that then permits holders of the Senior Debt of the Company to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Person who may give it pursuant to Section 13.11 hereof. Any number of such Payment Blockage Notices may be given, PROVIDED, HOWEVER, that (i) not more than one Payment Blockage Notice may be commenced during any period of 360 consecutive days and (ii) any Non-Monetary Default that existed or was continuing on the date of delivery of any such notice to the Trustee (to the extent the holder of Designated Senior Debt, or such trustee or agent, giving such Payment Blockage Notice had knowledge of the same) shall not be the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

               The Company may and shall resume payments on and distributions in respect of the Securities and all Obligations with respect thereto, and may acquire such Securities or Obligations upon the earlier of:

                         (1) in the case of a payment default, the date upon which such default is cured or waived, or

                         (2) in the case of a Non-Monetary Default, on the earlier of the date on which such Non-Monetary Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Senior Debt of the Company has not been accelerated, if this Article 13 otherwise permits the payment, distribution or acquisition at the time thereof.

          Section 13.4.  ACCELERATION OF SECURITIES.

               If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify Representatives of the holders of Senior Debt of the Company of the acceleration.

          Section 13.5.  WHEN DISTRIBUTION MUST BE PAID OVER.

               In the event that the Trustee or any Securityholder receives from the Company any payment of any Obligations with respect to the Securities at a time when the Trustee or such Securityholder, as applicable, has actual knowledge that such payment is prohibited by Section 13.2 or 13.3 hereof, such payment shall be held by the Trustee or such Securityholder in trust for the benefit of, and shall be paid forthwith over and delivered upon written request to, the holders of Senior Debt of the Company, as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of the Company may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

               With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other Person money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 13, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          Section 13.6.  NOTICE BY COMPANY.

               The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt of the Company as provided in this Article.

          Section 13.7.  SUBROGATION.

               After all Obligations with respect to Senior Debt of the Company are paid in full, in cash, and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Securities) to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt of the Company. A distribution made under this Article to holders of Senior Debt of the Company that otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on the Securities.

          Section 13.8.  RELATIVE RIGHTS.

               This Article defines the relative rights of Securityholders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                         (1)    impair, as between the Company and
               Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                         (2) affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or

                         (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to receive distributions and payments otherwise payable to Securityholders.

               If the Company fails because of this Article 13 to pay principal of, premium or interest on a Security on the due date, the failure is still a Default or Event of Default.

          Section 13.9.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

               No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Securityholder or by the failure of the Company or any Securityholder to comply with this Indenture.

          Section 13.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

               Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of the Company referred to in this Article 13, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other Indebtedness of the Company, the amount or amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.

          Section 13.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

               Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment a Payment Blockage Notice. Only the holders or the Representative of holders of Designated Senior Debt of the Company may give a Payment Blockage Notice. Nothing in this Article 13 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

               The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          Section 13.12. AUTHORIZATION TO EFFECT SUBORDINATION.

               Each Securityholder of a Security by the Securityholder's acceptance thereof authorizes and directs the Trustee on the Securityholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 13, and appoints the Trustee to act as the Securityholder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.4 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of the Senior Debt of the Company are hereby authorized to file an appropriate claim for and on behalf of the Securityholders of the Securities.

          Section 13.13. AMENDMENTS.

               The provisions of this Article 13 shall not be amended or modified without the written consent of the holders of all Senior Debt of the Company.

          Section 13.14. SUBORDINATION OF SUBSIDIARY GUARANTEES.

               Each Guarantor, the Trustee, and each Securityholder by accepting a Security agrees, that the indebtedness and obligations under the Subsidiary Guarantees (a) rank PARI PASSU with the Guarantor's guarantees of the Existing Senior Subordinated Securities and (b) are subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full, in cash, of all Obligations with respect to Senior Debt of such Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of such Guarantor.

          Section 13.15. LIQUIDATION; DISSOLUTION; BANKRUPTCY OF A GUARANTOR.

               Upon any payment or distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

                         (1) holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt of such Guarantor (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt of such Guarantor, whether or not allowed as a claim in such proceeding) before the Securityholders shall be entitled to receive any payment or distribution from the Guarantor with respect to such Guarantor's Subsidiary Guarantee; and

                         (2) until all Obligations with respect to Senior Debt of such Guarantor (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Trustee or any Securityholder would be entitled but for this Trustee shall be made to holders of Senior Debt of such Guarantor, as their interests may appear.

          Section 13.16. DEFAULT ON SENIOR DEBT OF THE GUARANTOR.

               No Guarantor shall make any payment or distribution upon or in respect of the Securities or its Subsidiary Guarantee, including, without limitation, by way of set-off or otherwise, or redeem (or make a deposit in redemption of), defease or acquire any of the Securities, for cash, properties or securities if:

                         (i) a Payment Default with respect to Senior Debt of such Guarantor occurs and is continuing; or

                         (ii) a Non-Monetary Default on Senior Debt of such Guarantor occurs and is continuing that then permits holders of the Senior Debt of such Guarantor to accelerate its maturity and the Trustee receives a Payment Blockage Notice from a Person who may give it pursuant to Section 13.24 hereof. Any number of such Payment Blockage Notices may be given, PROVIDED, HOWEVER, that
               (i) not more than one Payment Blockage Notice may be commenced during any period of 360 consecutive days and (ii) any default or event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (to the extent the holder of Designated Senior Debt, or such trustee or agent, giving such Payment Blockage Notice had knowledge of the same) shall not be the basis for a subsequent Payment Blockage Notice pursuant to
               Section 13.24 herein, unless such default has been cured or waived for a period of not less than 90 consecutive days.

               Each Guarantor may and shall resume payments on and distributions in respect of its Subsidiary Guarantee, the Securities and all Obligations with respect thereto, and may acquire such Securities or Obligations upon the earlier of:

                         (1) in the case of a payment default, the date upon which such default is cured or waived, or

                         (2) in the case of a Non-Monetary Default, on the earlier of the date on which such Non-Monetary Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Senior Debt of such Guarantor has not been accelerated, if this Article 13 otherwise permits the payment, distribution or acquisition at the time thereof.

          Section 13.17. ACCELERATION OF SECURITIES; DUTIES OF GUARANTORS.

               If payment of the Securities is accelerated because of an Event of Default, each Guarantor shall promptly notify the Representative of the holders of Senior Debt of such Guarantor of the acceleration.

          Section 13.18. WHEN DISTRIBUTION FROM GUARANTOR MUST BE PAID OVER.

               In the event that the Trustee or any Securityholder receives from a Guarantor any payment of any Obligations with respect to the Securities or the Subsidiary Guarantees at a time when the Trustee or such Securityholder, as applicable, has actual knowledge that such payment is prohibited by Section
13.15 or 13.16 hereof, such payment shall be held by the Trustee or such Securityholder, in trust for the benefit of, and shall be paid forthwith over and delivered upon written request to, the holders of Senior Debt of such Guarantor, as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of such Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Guarantor.

               With respect to the holders of Senior Debt of any Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to the holders of Senior Debt of such Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of such Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other Person money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article 13, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          Section 13.19. NOTICE BY A GUARANTOR.

               Each Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Securities or its Subsidiary Guarantee to violate this Article, but failure to give such notice shall not affect the subordination of its Subsidiary Guarantee or of the Securities to the Senior Debt of such Guarantor as provided in this Article 13.

          Section 13.20. SUBROGATION WITH RESPECT TO ANY GUARANTOR.

               With respect to any Guarantor, after all Obligations with respect to Senior Debt of such Guarantor is paid in full, in cash, and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with such Guarantor's Subsidiary Guarantee) to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt of such Guarantor. A distribution made under this Article to holders of Senior Debt of such Guarantor that otherwise would have been made to Securityholders is not, as between such Guarantor and Securityholders, a payment by such Guarantor on the Securities or the Subsidiary Guarantee.

          Section 13.21. RELATIVE RIGHTS WITH RESPECT TO ANY GUARANTOR.

               This Article defines the relative rights of Securityholders and holders of Senior Debt of each Guarantor. Nothing in this Indenture shall:

                         (1) impair, as between such Guarantor and the Securityholders, the obligation of such Guarantor, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with the terms of its Subsidiary Guarantee;

                         (2) affect the relative rights of Securityholders and creditors of such Guarantor other than their rights in relation to holders of Senior Debt of such Guarantor; or

                         (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt of such Guarantor set forth herein to receive distributions and payments otherwise payable to Securityholders.

               If any Guarantor fails because of this Article 13 to pay principal of, premium or interest on a Security on the due date, the failure is still a Default or Event of Default.

          Section 13.22. SUBORDINATION MAY NOT BE IMPAIRED BY ANY GUARANTOR.

               With respect to any Guarantor, no right of any holder of Senior Debt of such Guarantor to enforce the subordination of the Indebtedness evidenced by the Subsidiary Guarantee shall be impaired by any act or failure to act by such Guarantor or any Securityholder or by failure of such Guarantor or any Securityholder to comply with this Indenture.

          Section 13.23. DISTRIBUTION OR NOTICE TO REPRESENTATIVE WITH RESPECT TO ANY GUARANTOR.

               With respect to any Guarantor, whenever a distribution is to be made or a notice given to holders of Senior Debt of such Guarantor, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of any Guarantor referred to in this Article 13, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of such Guarantor and other Indebtedness of such Guarantor, the amount or amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.

          Section 13.24. RIGHTS OF TRUSTEE AND PAYING AGENT WITH RESPECT TO ANY GUARANTOR.

               Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment a Payment Blockage Notice. Only the Representative of holders of Designated Senior Debt may give a Payment Blockage Notice. Nothing in this
Article 13 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

               With respect to any Guarantor, the Trustee in its individual or any other capacity may hold Senior Debt of such Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          Section 13.25. AUTHORIZATION TO EFFECT SUBORDINATION WITH RESPECT TO ANY GUARANTOR.

               Each Securityholder of a Security by the Securityholder's acceptance thereof authorizes and directs the Trustee on the Securityholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 13, and appoints the Trustee to act as the Securityholder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding relative to any Guarantor referred to in Section 6.4 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of Senior Debt of such Guarantor are hereby authorized to file an appropriate claim for and on behalf of the Securityholders of the Securities.

          Section 13.26. AMENDMENTS WITH RESPECT TO ANY GUARANTOR.

               With respect to any Guarantor, the provisions of Section 13.14 through 13.26 hereof shall not be amended or modified without the written consent of the holders of all Senior Debt of such Guarantor.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date and year first written above.

                                IRON MOUNTAIN INCORPORATED

                                By: /s/ C. Richard Reese
                                    --------------------------------------------
                                    C. Richard Reese
                                    Chairman and Chief Executive Officer

                                GUARANTORS

                                IRON MOUNTAIN INFORMATION
                                 MANAGEMENT, INC.
                                COMAC, INC.,
                                DSI TECHNOLOGY ESCROW SERVICES, INC.,
                                IRON MOUNTAIN GLOBAL, INC. and
                                MOUNTAIN REAL ESTATE ASSETS, INC.

                                By: /s/ C. Richard Reese
                                    --------------------------------------------
                                    Name:  C. Richard Reese
                                    Title: Sole Director

                                ARCUS DATA SECURITY LLC and
                                IRON MOUNTAIN SECURE SHREDDING LLC

                                    By: IRON MOUNTAIN INFORMATION
                                    MANAGEMENT, INC., its sole Member

                                        By: /s/ C. Richard Reese
                                            ------------------------------------
                                            Name:  C. Richard Reese
                                            Title: Sole Director

                                IRON MOUNTAIN GLOBAL, LLC

                                By:  IRON MOUNTAIN GLOBAL, INC., its sole member

                                By: /s/ C. Richard Reese
                                    --------------------------------------------
                                Name:  C. Richard Reese
                                Title: Sole Director

                                IRON MOUNTAIN BUSINESS TRUST #1

                                By: /s/ C. Richard Reese
                                    --------------------------------------------
                                Name:  C. Richard Reese
                                Title: Trustee

                                By: /s/ John F. Kenny, Jr.
                                    --------------------------------------------
                                Name:  John F. Kenny, Jr.
                                Title: Trustee

                                By: /s/ Garry B. Watzke
                                    --------------------------------------------
                                Name:  Garry B. Watzke
                                Title: Trustee

                                TRUSTEE

                                THE BANK OF NEW YORK, as Trustee

                                By: /s/ Kisha Holder
                                    --------------------------------------------
                                Name:  Kisha A. Holder
                                Title: Assistant Treasurer

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I.    DEFINITIONS AND INCORPORATION BY REFERENCE...................................................... 1

     Section 1.1.    Definitions.............................................................................. 1
     Section 1.2.    Other Definitions........................................................................ 7
     Section 1.3.    Incorporation by Reference of Trust Indenture Act........................................ 8
     Section 1.4.    Rules of Construction.................................................................... 8

ARTICLE II.   THE SECURITIES.................................................................................. 9

     Section 2.1.    Issuable in Series....................................................................... 9
     Section 2.2.    Establishment of Terms of Series of Securities........................................... 9
     Section 2.3.    Execution and Authentication.............................................................11
     Section 2.4.    Registrar and Paying Agent...............................................................12
     Section 2.5.    Paying Agent to Hold Money in Trust......................................................13
     Section 2.6.    Securityholder Lists.....................................................................13
     Section 2.7.    Transfer and Exchange....................................................................13
     Section 2.8.    Mutilated, Destroyed, Lost and Stolen Securities.........................................14
     Section 2.9.    Outstanding Securities...................................................................14
     Section 2.10.   Treasury Securities......................................................................15
     Section 2.11.   Temporary Securities.....................................................................15
     Section 2.12.   Cancellation.............................................................................15
     Section 2.13.   Defaulted Interest.......................................................................16
     Section 2.14.   Record Date..............................................................................16
     Section 2.15.   Global Securities........................................................................16
     Section 2.16.   CUSIP Numbers............................................................................17

ARTICLE III.  REDEMPTION......................................................................................18

     Section 3.1.    Notice to Trustee........................................................................18
     Section 3.2.    Selection of Securities to be Redeemed...................................................18
     Section 3.3.    Notice of Redemption.....................................................................18
     Section 3.4.    Effect of Notice of Redemption...........................................................19
     Section 3.5.    Deposit of Redemption Price..............................................................19
     Section 3.6.    Securities Redeemed in Part..............................................................20

ARTICLE IV.   COVENANTS.......................................................................................20

     Section 4.1.    Payment of Principal and Interest........................................................20
     Section 4.2.    SEC Reports..............................................................................20
     Section 4.3.    Compliance Certificate...................................................................20
     Section 4.4.    Stay, Extension and Usury Laws...........................................................21
     Section 4.5.    Corporate Existence......................................................................21
     Section 4.6.    Taxes....................................................................................21

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             Page
                                                                                                             ----
     Section 4.7.    Maintenance of Office or Agency..........................................................22

ARTICLE V.    SUCCESSORS......................................................................................22

     Section 5.1.    Mergers, Consolidations or Sale of Assets................................................22
     Section 5.2.    Successor Corporation Substituted........................................................23

ARTICLE VI.   DEFAULTS AND REMEDIES...........................................................................23

     Section 6.1.    Events of Default........................................................................23
     Section 6.2.    Acceleration of Maturity.................................................................25
     Section 6.3.    Collection of Indebtedness and Suits for Enforcement by Trustee..........................26
     Section 6.4.    Trustee May File Proofs of Claim.........................................................27
     Section 6.5.    Trustee May Enforce Claims Without Possession of Securities..............................28
     Section 6.6.    Application of Money Collected...........................................................28
     Section 6.7.    Limitation on Suits......................................................................28
     Section 6.8.    Unconditional Right of Holders to Receive Principal and Interest.........................29
     Section 6.9.    Restoration of Rights and Remedies.......................................................29
     Section 6.10.   Rights and Remedies Cumulative...........................................................29
     Section 6.11.   Delay or Omission Not Waiver.............................................................29
     Section 6.12.   Control by Holders.......................................................................30
     Section 6.13.   Waiver of Past Defaults..................................................................30
     Section 6.14.   Undertaking for Costs....................................................................30

ARTICLE VII.  TRUSTEE.........................................................................................31

     Section 7.1.    Duties of Trustee........................................................................31
     Section 7.2.    Rights of Trustee........................................................................32
     Section 7.3.    Individual Rights of Trustee.............................................................33
     Section 7.4.    Trustee's Disclaimer.....................................................................33
     Section 7.5.    Notice of Defaults.......................................................................33
     Section 7.6.    Reports by Trustee to Holders............................................................34
     Section 7.7.    Compensation and Indemnity...............................................................34
     Section 7.8.    Replacement of Trustee...................................................................35
     Section 7.9.    Successor Trustee by Merger, etc.........................................................36
     Section 7.10.   Eligibility; Disqualification............................................................36
     Section 7.11.   Preferential Collection of Claims Against Company........................................36

ARTICLE VIII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE........................................................36

     Section 8.1.    Option to Effect Legal Defeasance or Covenant Defeasance..... ...........................36
     Section 8.2.    Legal Defeasance and Discharge...........................................................36
     Section 8.3.    Covenant Defeasance......................................................................37

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                             Page
                                                                                                             ----
     Section 8.4.    Conditions to Legal or Covenant Defeasance...............................................37
     Section 8.5.    Deposited Money and Government Securities to be Held in Trust;
                     Other Miscellaneous Provisions...........................................................39
     Section 8.6.    Repayment to Company.....................................................................39
     Section 8.7.    Reinstatement............................................................................40

ARTICLE IX.   AMENDMENTS AND WAIVERS..........................................................................40

     Section 9.1.    Without Consent of Holders...............................................................40
     Section 9.2.    With Consent of Holders..................................................................41
     Section 9.3.    Limitations..............................................................................42
     Section 9.4.    Compliance with Trust Indenture Act......................................................42
     Section 9.5.    Revocation and Effect of Consents........................................................43
     Section 9.6.    Notation on or Exchange of Securities....................................................43
     Section 9.7.    Trustee to Sign Amendments; Trustee Protected............................................43

ARTICLE X.    MISCELLANEOUS...................................................................................43

     Section 10.1.   Trust Indenture Act Controls.............................................................43
     Section 10.2.   Notices..................................................................................43
     Section 10.3.   Communication by Holders with Other Holders..............................................45
     Section 10.4.   Certificate and Opinion as to Conditions Precedent.......................................45
     Section 10.5.   Statements Required in Certificate or Opinion............................................45
     Section 10.6.   Rules by Trustee and Agents..............................................................45
     Section 10.7.   Legal Holidays...........................................................................46
     Section 10.8.   No Personal Liability of Directors, Officers, Employees and
                     Stockholders.............................................................................46
     Section 10.9.   Counterparts.............................................................................46
     Section 10.10.  Governing Laws...........................................................................46
     Section 10.11.  No Adverse Interpretation of Other Agreements............................................46
     Section 10.12.  Successors...............................................................................46
     Section 10.13.  Severability.............................................................................46
     Section 10.14.  Table of Contents, Headings, Etc.........................................................47
     Section 10.15.  Securities in a Foreign Currency or in ECU...............................................47
     Section 10.16.  Judgment Currency........................................................................47

ARTICLE XI.   SINKING FUNDS...................................................................................48

     Section 11.1.   Applicability of Article.................................................................48
     Section 11.2.   Satisfaction of Sinking Fund Payments with Securities....................................48
     Section 11.3.   Redemption of Securities for Sinking Fund................................................49

ARTICLE XII.  SUBSIDIARY GUARANTEES...........................................................................49

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             Page
                                                                                                             ----
     Section 12.1.   Subsidiary Guarantee.....................................................................49
     Section 12.2.   Limitation of Guarantor's Liability......................................................51

ARTICLE XIII. Subordination...................................................................................51

     Section 13.1.   Agreement to Subordinate.................................................................51
     Section 13.2.   Liquidation; Dissolution; Bankruptcy.....................................................52
     Section 13.3.   Default on Designated Senior Debt........................................................52
     Section 13.4.   Acceleration of Securities...............................................................53
     Section 13.5.   When Distribution Must be Paid Over......................................................53
     Section 13.6.   Notice By Company........................................................................54
     Section 13.7.   Subrogation..............................................................................54
     Section 13.8.   Relative Rights..........................................................................54
     Section 13.9.   Subordination May Not Be Impaired by Company.............................................54
     Section 13.10.  Distribution or Notice to Representative.................................................55
     Section 13.11.  Rights of Trustee and Paying Agent.......................................................55
     Section 13.12.  Authorization to Effect Subordination....................................................55
     Section 13.13.  Amendments...............................................................................55
     Section 13.14.  Subordination of Subsidiary Guarantees...................................................56
     Section 13.15.  Liquidation; Dissolution; Bankruptcy of a Guarantor......................................56
     Section 13.16.  Default on Senior Debt of the Guarantor..................................................56
     Section 13.17.  Acceleration of Securities; Duties of Guarantors.........................................57
     Section 13.18.  When Distribution from Guarantor Must Be Paid Over.......................................57
     Section 13.19.  Notice by a Guarantor....................................................................58
     Section 13.20.  Subrogation with Respect to Any Guarantor................................................58
     Section 13.21.  Relative Rights with Respect to Any Guarantor............................................58
     Section 13.22.  Subordination May Not Be Impaired By Any Guarantor.......................................59
     Section 13.23.  Distribution or Notice to Representative with Respect to
                     Any Guarantor............................................................................59
     Section 13.24.  Rights of Trustee and Paying Agent with Respect to Any Guarantor.........................59
     Section 13.25.  Authorization to Effect Subordination with Respect to Any
                     Guarantor................................................................................59
     Section 13.26.  Amendments with Respect to Any Guarantor.................................................60